As filed with the Securities and Exchange Commission on April 11, 2000

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

REGISTRATION STATEMENT ON

FORM S-8

UNDER THE SECURITIES ACT OF 1933

THE BRYAN-COLLEGE STATION FINANCIAL HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	36-4153491
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2900 Texas Avenue, Bryan, Texas	77802
(Address of principal executive offices)	(Zip Code)

THE BRYAN-COLLEGE STATION FINANCIAL HOLDING COMPANY
1998 STOCK OPTION AND INCENTIVE PLAN
(Full title of the plan)

Dave M. Muchnikoff, P.C.

Silver, Freedman & Taff, L.L.P.
(a limited liability partnership including professional corporations)
7th Floor - East Tower
1100 New York Avenue, NW
Washington, DC 20005
(Name and address of agent for service)

(202) 414-6100
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $.01 per share	40,000 shares	(2)	$291,313(2)	$85(2)

_____________________

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers, in addition to the number of shares set forth above, an indeterminate number of shares which, by reason of certain events specified in the stock option plan, may become subject to the stock option plan.

(2)	Pursuant to Rule 457(h), of the 40,000 shares being registered hereby (i) 27,250 shares are subject to options with an exercise price of $8.00 per share ($218,000 in the aggregate) and (ii) the remaining 12,750 shares which have not been awarded to date are being registered based upon the average of the bid and ask prices of the common stock on the OTC Electronic Bulletin Board of $7.88 per share on April 6, 2000.

NEXT PAGE

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The document(s) containing the information specified in Part I of the Form S-8 will be sent or given to participants in The Bryan-College Station Financial Holding Company 1998 Stock Option and Incentive Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

        Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II of this Registration Statement) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

I-1

NEXT PAGE

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents previously or concurrently filed by The Bryan-College Station Financial Holding Company ("The Bryan-College Station") with the Commission are hereby incorporated by reference in this Registration Statement and the prospectus to which this Registration Statement relates:

(a)	The Bryan-College Station's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1999 (File No. 0-23323) filed pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act");

(b)	all reports filed by The Bryan-College Station pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to above; and
(c)	the description of the common stock contained in The Bryan-College Station's Registration Statement on Form 8-A dated November 6, 1997 (and any amendments or reports filed for the purpose of updating such description.)

        All documents subsequently filed by The Bryan-College Station with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and the prospectus to be a part hereof and thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.

        The Bryan-College Station shall furnish without charge to each person to whom the prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to: Charles Neelley, Secretary, The Bryan-College Station Financial Holding Company, 2900 Texas Avenue, Bryan, Texas 77802, telephone number (409) 779-2900.

NEXT PAGE

        All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4. Description of Securities.

            Not Applicable.

Item 5. Interests of Named Experts and Counsel.

            Not Applicable.

Item 6. Indemnification of Directors and Officers.

            Article Eleven of The Bryan-College Station's Certificate of Incorporation provides for indemnification of directors and officers of The Bryan-College Station against all expense, liability and loss (including attorneys' fees, court costs, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred in any actual, threatened or potential proceeding, except to the extent that such indemnification is limited by Delaware law and such law cannot be varied by contract or bylaw. Article Eleven also provides for the authority to purchase insurance with respect to the indemnification of directors and officers of The Bryan-College Station.

         Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation's board of directors to grant indemnity under certain circumstances to directors and officers, when made, or threatened to be made, parties to certain proceedings by reason of such status with the corporation, against judgments, fines, settlements and expenses, including attorneys' fees. In addition, under certain circumstances such persons may be indemnified against expenses actually and reasonably incurred in defense of a proceeding by or on behalf of the corporation. Similarly, the corporation, under certain circumstances, is authorized to indemnify directors and officers of other corporations or enterprises who are serving as such at the request of the corporation, when such persons are made, or threatened to be made, parties to certain proceedings by reason of such status, against judgments, fines, settlements and expenses, including attorneys' fees; and under certain circumstances, such persons may be indemnified against expenses actually and reasonably incurred in connection with the defense or settlement of a proceeding by or in the right of such other corporation or enterprise. Indemnification is permitted where such person (i) was acting in good faith; (ii) was acting in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or other corporation or enterprise, as appropriate; and (iii) with respect to a criminal proceeding, has no reasonable cause to believe his or her conduct was unlawful and was not adjudged to be liable to the corporation or other corporation or enterprise (unless the court where the proceeding was brought determines that such person is fairly and reasonably entitled to indemnity).

        Unless ordered by a court, indemnification may be made only following a determination that such indemnification is permissible because the person being indemnified has met the requisite standard of conduct. Such determination may be made (i) by the board of directors of the corporation by a majority vote of a quorum consisting of directors not at the time parties to such proceeding; (ii) if such a quorum cannot be obtained or the quorum so directs, then by independent legal counsel in a written opinion; or (iii) by the stockholders.

NEXT PAGE

        Section 145 also permits expenses incurred by directors and officers in defending a proceeding to be paid by the corporation in advance of the final disposition of such proceedings upon the receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation against such expenses.

Item 7. Exemption from Registration Claimed.

            Not applicable.

Item 8. Exhibits.

            See the Exhibits Index to this Registration Statement.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13

NEXT PAGE

or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

NEXT PAGE

SIGNATURES

       The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bryan, State of Texas, on April 11, 2000.

THE BRYAN-COLLEGE STATION FINANCIAL HOLDING COMPANY
By: /s/ J. Stanley Stephen J. Stanley Stephen, President and Chief Executive Officer (Duly Authorized Representative)

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Stanley Stephen and William Wantuck, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

NEXT PAGE

By: /s/ J. Stanley Stephen	By: /s/ Richard L. Peacock
J. Stanley Stephen, President and Chief Executive Officer (Principal Executive Officer)	Richard L. Peacock, Chairman of the Board
Date: April 11, 2000	Date: April 11, 2000
By: /s/ Helen Chavarria	By: /s/ Ernest A. Wentrcek
Helen Chavarria, Director	Ernest A. Wentrcek, Director
Date: April 11, 2000	Date: April 11, 2000
By: /s/ Ken L. Hayes	By: /s/ Charles Neelley
Ken L. Hayes, Director	Charles Neelley, Director, Secretary and Treasurer of the Board of Directors
Date: April 11, 2000	Date: April 11, 2000
By: /s/ Roland Ruffino	By: /s/ George Koenig
Roland Ruffino, Director	George Koenig, Director and Executive Vice President
Date: April 11, 2000	Date: April 11, 2000
By: /s/ Joseph W. Krolczyk	By: /s/ Robert H. Conaway
Joseph W. Krolczyk, Director	Robert H. Conaway, Director
Date: April 11, 2000	Date: April 11, 2000
By: /s/ William Wantuck	By: /s/ Gary Snoe
William Wantuck (Principal Financial and Accounting Officer)	Gary Snoe, Director
Date: April 11, 2000	Date: April 11, 2000

NEXT PAGE

EXHIBIT INDEX

Exhibit Number	Document	Reference to Prior Filing or Exhibit Number Attached Hereto
4.1	Certificate of Incorporation of The Bryan-College Station Financial Holding Company	*
4.2	Certificate of Amendment, dated February 23, 1999, of Certificate of Incorporation of The Bryan-College Station Financial Holding Company	Incorporated herein by reference to Exhibit 3.1(i) of The Bryan-College Station's Quarterly Report on Form 10-QSB filed with the Commission on May 17, 1999
4.3	Bylaws of The Bryan-College Station Financial Holding Company	*
4.4	Specimen Form of Common Stock Certificate of The Bryan-College Station Financial Holding Company	*
5	Opinion of Silver, Freedman & Taff, L.L.P.	Attached as Exhibit 5
23.1	Consent of Silver, Freedman & Taff, L.L.P.	Included in Exhibit 5
23.2	Consent of Crowe, Chizek and Company LLP	Attached as Exhibit 23.2
24	Power of Attorney	Included in Signature Pages
99	The Bryan-College Station Financial Holding Company 1998 Stock Option and Incentive Plan	Incorporated herein by reference to Exhibit A to the Registrant's Proxy Statement on Schedule 14A (File No. 000-23323) filed on December 30, 1998.
_______________________

* Filed as exhibits to The Bryan-College Station's Registration Statement on Form S-1 (File No. 333-28179) filed with the Commission on May 30, 1997 pursuant to Section 5 of the Securities Act of 1933 and all amendments to it or reports filed for the purpose of updating such description. All of such previously filed documents are incorporated to this Registration Statement by reference in accordance with Item 601 of Regulation S-B.